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                                                                    Exhibit 16


                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]


May 31, 2002


Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 30, 2002, of Cornell Companies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  ARTHUR ANDERSEN LLP


Copy to: Mr. John Hendrix, Chief Financial Officer, Cornell Companies, Inc.